Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in Registration Statement No. 333-263700 on Form S-3 and Registration Statement Nos. 333-265757 and 333-251544 on Form S-8 of Dogwood Therapeutics, Inc. of our report dated December 18, 2024, relating to the financial statements of Pharmagesic (Holdings) Inc. appearing in this Current Report on Form 8-K/A (Amendment No. 1) dated December 18, 2024.

/s/ Deloitte Touche Tohmatsu

Hong Kong, the People’s Republic of China

December 18, 2024